CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

                            Gumbiner Savett Inc.
                        Certified Public Accountants

Board of Directors
Primco Management Inc.

We hereby consent to the use in the prospectus constituting a part of this S-1 Registration Statement of our report dated March 21, 2011 relating to the balance sheet as of December 31, 2010, and the related statements of operations, stockholder's equity, and cash flows for the period from October 14, 2010 (inception) through December 31, 2010 and our dated June 14, 2011, relating to the balance sheets as of March 31, 2011 and December 31, 2010, and the related statements of operations, stockholder's deficiency, and cash flows for the three months ended March 31, 2011 and the period from October 14, 2010 (inception) through March 31, 2011.

We also consent to the reference to us under the caption "Experts" in the prospectus.


Yours Truly,

/s/Gumbiner Savett Inc.
------------------------
Gumbiner Savett Inc.
Santa Monica, CA 90404

August 1, 2011